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                                                                    Exhibit 3.18
                                                                    ------------


                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                           TOKHEIM BASE SYSTEMS, INC.


          Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which changes the name of the corporation.
                                       I.

                                      NAME
                                      ----

          The name of the corporation is TOKHEIM BASE SYSTEMS, INC.

                                      II.

                                DATE OF ADOPTION
                                ----------------
          The following amendment to the Articles of Incorporation was adopted by the shareholders and the Board of Directors of the corporation on the 17th day of October, 1988.

          Articles I of the Articles of Incorporation is hereby amended to change the name of the corporation to read as follows:

              The name of the corporation is MINI BASE SYSTEMS, INC.

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                                      III.

                                SHAREHOLDER VOTE
                                ----------------

          The number of the shares of the corporation outstanding at the time of the adoption of this Amendment was 1,000 shares of the common capital stock of the corporation; and the number of shares entitled to vote thereon was 1,000 shares of the common capital stock of the corporation. The holders of all of the shares of common capital stock outstanding and entitled to vote an the foregoing Amendment have signed a Consent in Writing adopting this Amendment.

          SIGNED this 17th day of October, 1988.

                                   /s/ Vickroy E. Stone
                                   --------------------
                                   VICKROY E. STONE
                                   President


                                   /s/ Carol Bell
                                   --------------
                                   CAROL BELL
                                   Assistant Secretary


THE STATE OF TEXAS   (S)

COUNTY OF HARRIS     (S)

          I, the undersigned Notary Public, do hereby certify that on the 18th day of October, 1988, personally appeared before me VICKROY E. STONE, who declared to me that he is the President of TOKHEIM BASE SYSTEMS, INC., a Texas corporation, and being first duly sworn, acknowledged that he executed the foregoing instrument in the capacity therein set forth and declares that the statements contained therein are true and correct.

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          IN WITNESS WHEREOF, I hereunto set my hand and seal the day and year before written.


                                 ------------------------------------
                                 NOTARY PUBLIC, STATE OF TEXAS

                                 ------------------------------------
                                 (printed name of notary)
                                 Commission Expires
                                                   ------------------

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